EXHIBIT 10.3

STOCK PURCHASE AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of the 30th day of January, 2002 by and among LTC Properties, Inc., a Maryland corporation (“Seller”) and CLC Healthcare, Inc., a Nevada corporation (“Buyer”).

WHEREAS, Seller owns all of the outstanding shares (the “Shares”) of common stock, par value $.01 per share (the “Common Stock”), of LTC-Fort Tucum, Inc., a Delaware corporation (the “Corporation”), represented by Stock Certificate number 1 (the “Shares”) and constituting one hundred percent (100%) of the outstanding shares of capital stock issued by the Corporation.

WHEREAS, Seller, on behalf of Buyer, provided services to Buyer for the acquisition of the properties known as Pecos Valley Care Center, located at 519 N. 10th Street, Fort Sumner, New Mexico and Van Ark Care Center, located at 1005 S. Monroe, Tucumcari, New Mexico.

WHEREAS, Seller desires to sell, transfer and convey the Shares of the Corporation to Buyer and Buyer desires to acquire and purchase the Shares from Seller on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the assumption of the Loan, Acquisition Services and the mutual promises, covenants and representations hereinafter contained, and subject to the conditions hereinafter set forth, it is agreed as follows:

1.  Sale and Transfer of Shares.    Subject to the terms and conditions set forth in this Agreement, Seller hereby transfers and conveys the Shares to Buyer, and Buyer hereby acquires the Shares from Seller for total consideration of One Thousand and NO/100 Dollars ($1,000.00).

2.  Release of Interest.    Seller hereby releases and relinquishes any and all right, title and interest which Seller now has or may ever have had in the Shares.

3.  Representations of Seller.    Seller represents and warrants that:

(a)  Seller is the owner, beneficially and of record, of all of the Shares, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions, other than the restrictions set forth on the Shares;

(b)  the Shares are validly issued in the name of Seller, and are fully paid and non-assessable;

(c)  Seller has full power and authority to transfer the Shares to Buyer; and

(d)  this Agreement, when executed and delivered by Seller, will constitute a valid and legally binding obligation of Seller, enforceable in accordance with its terms.

4.  Representations of Buyer.    Buyer represents and warrants that:

(a)  Buyer is experienced in evaluating companies such as the Corporation and has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of the prospective investment in the Corporation, and has the ability to bear the economic risks of the investment;

(b)  Buyer understands that the Shares have not been registered under the Securities Act of 1933 (the “Act”) and must be held indefinitely unless the Shares are registered under the Act or an exemption from registration is available, including the possible exemption available pursuant to Rule 144;

(c)  Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares;

(d)  Buyer is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution of the Shares within the meaning of the Act; and

(e)  this Agreement, when executed and delivered by Buyer, will constitute a valid and legally binding obligation of Buyer, enforceable in accordance with its terms.

5.  Other Documents.    The transactions contemplated hereby shall be consummated upon the simultaneous delivery:

(a)  by Seller to the designated attorney-in-fact for the Corporation of the Stock Certificate for the Shares for cancellation;

(b)  by the Corporation to Buyer of a Stock Certificate for the Shares in the amount of Common Stock as described in the recitals above (which deliveries Seller shall cause to be made);

(c)  by Seller to Buyer of a stock power in the form attached hereto as Exhibit “A”;

(d)  by Buyer to Seller of the Purchase Price.

6.  Indemnification.

(a)  Seller shall indemnify, save and hold harmless Buyer from and against any and all costs, losses, taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims) (collectively, “Damages”) for such Damages in connection with the Corporation, including, but not limited to, the assets, facilities, properties, and management or operation thereof held by the Corporation, attributable to the period prior to the date of this Agreement; and for such Damages incurred in connection with, arising out of, resulting from or incident to any breach of any representation, warranty, covenant or agreement made in or pursuant to this Agreement.

(b) Buyer shall indemnify, save and hold harmless Seller from and against any and all Damages incurred for Damages in connection with the Corporation, including, but not limited to, the assets, facilities, properties, and management or operation thereof held by the Corporation, attributable to the period after the date of this Agreement; and, for such Damages in connection with, arising out of, resulting from or incident to any breach of any representation, warranty, covenant or agreement made in or pursuant to this Agreement.

(c) All of the representations and warranties of the parties contained in this Agreement shall survive the date if execution hereof and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

7.  Miscellaneous.

(a)  Governing Law.    The laws of the State of California applicable to contracts made in that State, without giving effect to its conflict of law rules, shall govern the validity, construction, performance and effect of this Agreement.

(b)  Consent to Jurisdiction.    Each party hereto consents to the jurisdiction of the courts of the State of California in the event any action is brought for declaratory relief or enforcement of any of the terms and provisions of this Agreement.

(c)  Attorneys’ Fees.    Unless otherwise specifically provided for herein, each party hereto shall bear its own attorneys’ fees incurred in the negotiation and preparation of this Agreement and any related documents. In the event that any action or proceeding is instituted to interpret or enforce the terms and provisions of this Agreement, however, the prevailing party shall be entitled to its costs and attorneys’ fees, in addition to any other relief it may obtain or be entitled to.

(d)  Interpretation.    In the interpretation of this Agreement, the singular may be read as the plural, and vice versa, the neuter gender as the masculine or feminine, and viceversa, and the future tense as the past or present, and viceversa, all interchangeably as the context may require in order to fully effectuate the intent of the parties and the transactions contemplated herein. Syntax shall yield to the substance of the terms and provisions hereof. Paragraph headings are for convenience of reference only and shall not be used in the interpretation of the Agreement. Unless the context specifically states to the contrary, all examples itemized or listed herein are for illustrative purposes only.

(e)  Entire Agreement.    This Agreement sets forth the entire understanding of the parties, and supersedes all previous agreements, negotiations, memoranda, and understandings, whether written or oral. In the event of any conflict between any exhibits or schedules attached hereto, this Agreement shall control.

(f)  Modifications.    This Agreement shall not be modified, amended or changed in any manner unless in writing executed by the parties hereto.

(g)  Waivers.    No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the party making the waiver.

(h)  Invalidity.    If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, that provision shall be deemed severable and all provisions, covenants, and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

(i)  Binding Effect.    This Agreement shall be binding on and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.

(j)  Counterparts.    This Agreement may be executed in multiple counterparts, which together shall constitute one and the same document.

(k)  Negotiated Agreement.    This is a negotiated Agreement. All parties have participated in its preparation. In the event of any dispute regarding its interpretation, it shall not be construed for or against any party based upon the grounds that the Agreement was prepared by any one of the parties.

(l)  Arbitration.    Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in the State of California in accordance with the Rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof pursuant to the provisions of the State of California.

(m)  Time of Essence:    Time is of the essence of this Agreement and all of its provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year above written.

“SELLER”                                                                                                    “BUYER”

LTC PROPERTIES, INC., a Maryland corporation		CLC HEALTHCARE, INC. a Nevada corporation

By:		By:
	Wendy Simpson Chief Financial Officer		Christopher Ishikawa President

EXHIBIT “A”

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto CLC Healthcare, Inc., all of its right, title and interest in and to One Thousand (1,000) shares of common stock, par value $.01 per share (the “Shares”), of LTC-Fort Tucum, Inc., a Delaware corporation (the “Corporation”) subject to the terms and conditions of the Promissory Note; Security Agreement and any applicable security instrument, and do hereby irrevocably constitute and appoint any individual designated by the President of the Corporation as its attorney to transfer the Shares on the books of the Corporation, with full power of substitution in the premises.

DATED as of the 30th day of January, 2002.

LTC PROPERTIES, INC. a Maryland corporation

By:
Wendy Simpson Chief Financial Officer